UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K
____________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 11, 2026
____________________________________________________________________________________________________________

Virgin Galactic Holdings, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________

Delaware	001-38202	85-3608069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Flight Way Tustin, California	92782
(Address of principal executive offices)	(Zip Code)
(949) 774-7640
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 ____________________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 11, 2026, Virgin Galactic Holdings, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Fourth Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan (the “Fourth A&R Plan”), which was adopted by the Company’s Board of Directors (the “Board”) on April 14, 2026, and became effective on the date of Company stockholder approval.
Fourth A&R Plan
The Fourth A&R Plan amends and restates the Third Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan (the “Third A&R Plan”) and makes the following material changes to the Third A&R Plan:

(i)	Increases the number of shares available by 9,450,000 shares with an aggregate of 17,120,437 shares reserved for issuance under the Fourth A&R Plan;
(ii)
Increases the number of shares which may be granted as incentive stock options under the Fourth A&R Plan, such that an aggregate of 17,120,437 shares may be granted as incentive stock options under the Fourth A&R Plan; and

(iii)
Extends the right to grant awards through June 11, 2036; provided that incentive stock options (as defined under Section 422 of the Internal Revenue Code of 1986, as amended) may not be granted under the Fourth A&R Plan after April 14, 2036.

The terms and conditions of the Fourth A&R Plan are described in the section entitled “Proposal No. 4: Approval of the Fourth Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 21, 2026 (the “Proxy Statement”).
The foregoing description of the Fourth A&R Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Fourth A&R Plan which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On June 11, 2026, the Company held its Annual Meeting. The holders of the Company’s common stock considered and voted on five proposals at the Annual Meeting and cast their votes on each such proposal, each of which was described in the Company’s Proxy Statement. The results were as follows:
Proposal 1 – Election of directors to hold office until the Company’s annual meeting of stockholders to be held in 2027 and until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal.

NAME OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Raymond Mabus, Jr.	10,547,129	686,169	33,317,780
Michael Colglazier	10,435,294	798,004	33,317,780
Henio Arcangeli, Jr.	9,752,087	1,481,211	33,317,780
Allison Belzberg	10,469,742	763,557	33,317,779
Tina Jonas	10,529,459	703,840	33,317,779
Craig Kreeger	9,794,137	1,439,161	33,317,780
Wanda Sigur	10,553,397	679,902	33,317,779
Diana Strandberg	8,968,272	2,265,027	33,317,779
W. Gilbert West	10,391,933	841,365	33,317,780

Proposal 2 – Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
43,076,193	1,268,348	206,537	-
Proposal 3 – Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
7,369,092	3,620,695	243,503	33,317,788
Proposal 4 – Approval of the Fourth Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
9,270,078	1,757,066	206,149	33,317,785
Proposal 5 – An advisory (non-binding) vote to approve the frequency of future advisory votes on the compensation of the Company’s named executive officers.

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAINED	BROKER NON-VOTES
10,161,566	382,155	461,090	228,478	33,317,789
Based upon the results set forth in Proposal 5 above, the Company currently intends to hold an advisory vote on the compensation of its named executive officers every year.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Fourth Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGIN GALACTIC HOLDINGS, INC.

Date: June 15, 2026	By:	/s/ Sarah Kim
	Name:	Sarah Kim
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary